                                                                      Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                                State of Incorporation
                                                                ----------------------
            Name                                                Incorporation
----------------------------------------------------------      ----------------------
Cellcom Telephone Company, Inc.                                 Delaware
Car-Tel Systems Corp.                                           New Jersey
Cellcom Cellular Corp.                                          Delaware
Cellular Dynamics Telephone Company of Connecticut              Connecticut
Cellular Dynamics Telephone Company of Boston, Inc.             Delaware
Cellular Dynamics Telephone Company of Los Angeles, Inc.        California
Cellular Dynamics Telephone Company of San Francisco, Inc.      California
Cellular Dynamics Telephone Company of Maryland, Inc.           Maryland
Cellular Dynamics Telephone Company, Inc.                       Nevada
Racehorse Cell-Fone Corp.                                       Delaware
Cellular Dynamics Telephone Company of San Diego, Inc.          California
Cellcom Management Company, Inc.                                Delaware

                                       20